UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in the proxy statement filed by Horizon Bancorp (the “Company”) on March 15, 2016, the Board of Directors of the Company proposed an amendment to Article 5, Section 5.1, of the Articles of Incorporation and recommended the amendment to the shareholders for approval. The amendment increases the number of authorized common shares of the Company to 45,000,000, consisting of 44,000,000 common shares and 1,000,000 preferred shares. Also as described in the Company’s proxy statement, the Board of Directors amended the Articles of Incorporation to remove two Certificates of Designations for the Series A preferred shares and the Series B preferred shares (neither of which Series had any outstanding preferred shares remaining), and also authorized filing a complete amendment and restatement of the Articles of Incorporation following shareholder approval of the proposed amendment to increase the number of common shares.
On May 6, 2016, as further described in Item 5.07 below, the shareholders approved the amendment of the Articles of Incorporation to increase the number of common shares. This amendment, and the amendment to delete the two Certificates of Designations, became effective upon filing Amended and Restated Articles of Incorporation with the Secretary of State of the State of Indiana on May 10, 2016.
A copy of the Amended and Restated Articles of Incorporation of the Company is attached hereto as Exhibit 3.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 5, 2016, the Company held its Annual Meeting of Shareholders. Only holders of the Company’s common stock at the close of business on March 4, 2016 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 12,003,564 shares of common stock entitled to vote. A total of 9,786,389 shares of common stock (81.5%), constituting a quorum, were represented in person or by valid proxies at the annual meeting.
The Company’s shareholders voted on four proposals at the annual meeting. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 15, 2016. The final results of the votes regarding each proposal are set forth below.
Proposal 1: The Company’s shareholders elected four directors to the Board of Directors to serve for a three-year term until the 2019 annual meeting of shareholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Susan D. Aaron	7,731,605	213,518	1,841,266
Craig M. Dwight	7,762,133	182,990	1,841,266
Larry N. Middleton	7,749,843	195,280	1,841,266
Robert E. Swinehart	7,722,364	222,759	1,841,266

Proposal 2: The Company’s shareholders approved an amendment of the Company’s Articles of Incorporation to increase the number of common shares. The votes regarding this proposal were as follows:

For	Against	Abstain
8,486,499	1,147,666	152,224

Proposal 3: Advisory vote to approve executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
7,539,630	245,053	160,440	1,841,266

Proposal 4: Ratification of the appointment of BKD, LLP as independent auditors for 2016. The votes regarding this proposal were as follows:

For	Against	Abstain
9,582,834	143,894	59,661

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
3.1	Amended and Restated Articles of Incorporation of Horizon Bancorp effective May 10, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: May 10, 2016	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	Amended and Restated Articles of Incorporation of Horizon Bancorp effective May 10, 2016	Attached